Exhibit 99.2
Abercrombie & Fitch
August 2009 Sales Release
Call Script
This is Eric Cerny, Manager of Investor Relations for Abercrombie & Fitch. The following is a summary of our sales results for the fiscal month ended August 29, 2009.
Before I begin, I remind you that any forward-looking statements I may make are subject to the Safe Harbor Statement found in our SEC filings.
Net sales for the four-week period ended August 29, 2009, were $313.9 million, a 23% decrease from net sales of $405.5 million for the four-week period ended August 30, 2008. Total Company direct-to-consumer net merchandise sales were $19.1 million for the four-week period ended August 29, 2009, a 1% increase from sales for the four-week period ended August 30, 2008. August comparable store sales decreased 29%.
By brand, Abercrombie & Fitch comparable store sales were down 26%. Men’s comps were down by a low twenty; women’s comps were down by a high twenty. Transactions per average store decreased 18%; average transaction value decreased 10%.

Abercrombie & Fitch
August 2009 Sales Release
Call Script
For abercrombie, comparable store sales were down 26%. Guys comps were down by a low twenty; girls comps were down by a high twenty. Transactions per average store decreased 13%; average transaction value decreased 12%.
Hollister comparable store sales were down 32%. Dudes comps were down by a mid twenty; Bettys comps were down by a mid thirty. Transactions per average store decreased 17%; average transaction value decreased 13%.
RUEHL comparable store sales were down 37%. Men’s comps were down by a low thirty; women’s comps were down by a low forty. Transactions per average store decreased 38%; average transaction value was flat to last year.
Across all brands, average unit retail decreased 8%.
From a merchandise classification standpoint across all brands and both men’s and women’s, graphic tees, knit tops, sweaters, denim and shorts were weaker performing categories. Female woven shirts and dresses continued to be stronger performing categories.

Abercrombie & Fitch
August 2009 Sales Release
Call Script
Regionally, comparable store sales were down in all US regions and Canada. Comparable store sales continued to be strongly positive in the London flagship store.
The Company will release September sales results on Thursday, October 8, 2009.
Thank You.

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